Exhibit 99.1

Sky Harbour Group LLC and Yellowstone Acquisition Company Announce Up to $70 Million Forward-Purchase Agreement in Connection with Proposed Business Combination

OMAHA, Neb., January 18, 2022--(BUSINESS WIRE)--Sky Harbour LLC ("Sky"), which aims to address the shortage of private aviation hangars in many areas across the country by establishing a network of turnkey upscale business aviation hangar complexes, and Yellowstone Acquisition Company ("Yellowstone" or the "Company") (NYSE: YSAC, YSACU, YSACW), a publicly-traded special purpose acquisition company, today announced that in connection with their proposed business combination (the "Business Combination"), Yellowstone has entered into a forward purchase agreement for up to $70 million with an affiliate of Atalaya Capital Management LP ("Atalaya"), a privately held, SEC-registered alternative investment advisory firm that focuses primarily on private credit and special opportunities investments.

On January 17, 2022, Yellowstone and ACM ARRT VII E LLC ("Seller"), entered into an agreement (the "FPA") for an Equity Prepaid Forward Transaction (the "FP Transaction"). Pursuant to the terms of the FPA, (a) Seller intends, but is not obligated, to purchase shares (the "Subject Shares") of Class A common stock of the Company (the "Shares") after the date of the FPA from holders of Shares (other than the Company, Boston Omaha Corporation or their affiliates) who have redeemed Shares or indicated an interest in redeeming Shares pursuant to the redemption rights set forth in the Company’s charter in connection with the Business Combination and (b) Seller has agreed to waive all redemption rights with respect to any Subject Shares in connection with the Business Combination so long as the FPA and the Equity Purchase Agreement are not terminated prior to the closing of the Business Combination and the closing of the Business Combination occurs prior to the Outside Closing Date (as defined in the Equity Purchase Agreement). The number of Subject Shares shall be no more than the lesser of (i) 7,000,000 and (ii) the maximum number of Shares such that Seller does not beneficially own greater than 9.9% of the Shares on a post-combination pro forma basis. If the Seller acquires less than 2,500,000 Subject Shares, it has agreed to acquire additional Shares ("Additional Shares") from the Company in a private placement which will be subject to the FPA such that the sum of the number of Additional Shares and the number of Subject Shares will be equal to 2,500,000.

The FPA provides that (a) one local business day following the closing of the Business Combination, the Company will pay to Seller, out of the funds held in the Company’s trust account, an amount (the "Prepayment Amount") equal to the Redemption Price (as defined in Yellowstone’s Amended and Restated Certificate of Incorporation of the Company (the " Certificate of Incorporation") per Share (the "Initial Price") multiplied by the aggregate number of Subject Shares and Additional Shares, if any, (together, the "Number of Shares") on the date of such prepayment, (b) on the first local business day of each calendar quarter after the closing of the Business Combination, the Company will pay to Midtown Madison Management LLC a structuring fee in the amount of $2,500 per quarter and (c) on the date occurring one settlement cycle following the valuation date (which shall occur on the earlier of (i) 18 months after the closing of the Business Combination and (ii) the date specified by Seller in a written notice (not earlier than the day such notice is effective) that, during any 30 consecutive scheduled trading day-period following the closing of the Business Combination, the volume weighted average trading price per Share for 20 scheduled trading days during such period shall have been equal to or less than $5.00 per Share), the Seller shall deliver to the Company the Number of Shares less any Terminated Shares, as described below.

From time to time and on any scheduled trading day after the closing of the Business Combination, Seller may sell Subject Shares or Additional Shares (or any other shares of common stock or other securities of the Company) at its absolute discretion in one or more transactions, publicly or privately, and, in connection with such sales, terminate the FP Transaction in whole or in part in an amount corresponding to the number of Subject Shares or Additional Shares sold (the "Terminated Shares"). At the end of each calendar month during which any such early termination occurs, Seller will pay to the Company an amount equal to the product of (x) the number of shares terminated during such calendar month and (y) the Reset Price, where "Reset Price" refers to, initially, the Initial Price, provided that upon the closing of any follow-on offering of Shares registered under the Securities Act of 1933, as amended, at a price per Share that is lower than the then current Reset Price, the Reset Price will be reduced to equal such price per Share. Seller’s obligations to the Company under the FPA are secured by perfected liens on (i) the cash proceeds of any sale, transfer or other disposition of the Subject Shares, (ii) the deposit account (the "Deposit Account") into which such cash proceeds (subject to certain carve-outs) are required to be deposited and (iii) proceeds and products of the foregoing. The Deposit Account will be subject to a customary deposit account control agreement in favor of the Company.

Disclosure On Redemptions Relating to the Agreement.

Seller has agreed to waive all redemption rights under the Company’s Certificate of Incorporation that would require redemption by the Company of the Subject Shares. Such waiver may reduce the number of shares of common stock redeemed in connection with the Business Combination, which reduction could alter the perception of the potential strength of the Business Combination.

Participants in the Solicitation

On August 1, 2021, Sky and Yellowstone entered into an equity purchase agreement relating to the business combination that would result in Sky becoming a public company upon the closing of the transaction. Sky intends to list on the New York Stock Exchange ("NYSE") upon the closing of the Business Combination, which is expected to occur on January 25, 2022. The combined company will be called Sky Harbour Group Corporation and its common stock and warrants are expected to list on the NYSE under the new ticker symbols "SKYH" and "SKYHWS," respectively.

Yellowstone, BOC Yellowstone, LLC, and their respective directors, executive officers, other members of management, and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Yellowstone’s stockholders in connection with the Business Combination. Investors and security holders may obtain more detailed information regarding the names and interests in the Business Combination of Yellowstone’s directors and officers in Yellowstone’s filings with the SEC, including Yellowstone’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 12, 2021, as amended on May 24, 2021 and such information and names of Sky’s directors and executive officers which appears in the definitive proxy statement of Yellowstone for the Business Combination (the "Definitive Proxy Statement") , dated January 7, 2022. Stockholders can obtain copies of Yellowstone’s filings with the SEC, without charge, at the SEC’s website at www.sec.gov.

Sky and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from Yellowstone’s stockholders in connection with the Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the Business Combination is included in the Definitive Proxy Statement which is available at the SEC’s website at www.sec.gov.

Forward-Looking Statements

The information in this press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. All statements, other than statements of historical fact contained in this communication including, without limitation, statements regarding Yellowstone’s or Sky’s financial position, business strategy and the plans and objectives of management for future operations; anticipated financial impacts of the Business Combination; the satisfaction of the closing conditions to the Business Combination; and the timing of the completion of the Business Combination, are forward-looking statements. Also, forward-looking statements relate to future events or future performance of Sky and include statements about Sky’s expectations or forecasts for future periods and events which are based on Sky management’s assumptions and beliefs in light of the information currently available to it. Words such as "may," "will," "should," "expect," "plan," "believe," "anticipate," "intend," "estimate," "predict," "potential," "seek" and variations and similar words and expressions and the negative of such terms or other comparable terminology are intended to identify such forward-looking statements. Yellowstone disclaims any obligation to update those statements, except as applicable law may require it to do so, and cautions you not to rely unduly on them. While Yellowstone’s management considers those expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond Yellowstone and Sky’s control. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Yellowstone’s and Sky’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the Equity Purchase Agreement or could otherwise cause the Business Combination to fail to close; (ii) the outcome of any legal proceedings that may be instituted against Yellowstone and Sky following the execution of the Equity Purchase Agreement and the Business Combination; (iii) any inability to complete the Business Combination, including due to failure to obtain approval of the stockholders of Yellowstone or other conditions to closing in the Equity Purchase Agreement; (iv) the inability to maintain the listing of the shares of common stock of the post-acquisition company on The New York Stock Exchange following the Business Combination; (v) the risk that the Business Combination disrupts current plans and operations as a result of the announcement and consummation of the Business Combination; (vi) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably and retain its key employees; (vii) costs related to the Business Combination; (viii) changes in applicable laws or regulations; (ix) the possibility that Sky or the combined company may be adversely affected by other economic, business, and/or competitive factors; and (x) other risks and uncertainties indicated in the Definitive Proxy Statement, including those under the section entitled "Risk Factors", and in Yellowstone’s other filings with the SEC.

Yellowstone cautions that the foregoing list of factors is not exclusive. Yellowstone cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors section of Yellowstone’s Annual Report on Form 10-K and the Definitive Proxy Statement as filed with the SEC. Yellowstone’s securities filings can be accessed on the EDGAR section of the SEC’s website at www.sec.gov. Except as expressly required by applicable securities law, Yellowstone disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

No Offer or Solicitation

This communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote in any jurisdiction pursuant to the Business Combination or otherwise, nor shall there be any sale, issuance or transfer or securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

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Contacts

Yellowstone:
Catherine Vaughan
contact@yellowstoneac.com

Sky Harbour LLC:
Millie Becker
mbecker@skyharbour.group